Exhibit (d)(33)

SUPPLEMENT TO

INVESTMENT ADVISORY CONTRACT

PIMCO Funds

840 Newport Center Drive

Newport Beach, California 92660

May 22, 2007

Pacific Investment Management Company LLC

840 Newport Center Drive

Newport Beach, California 92660

RE:	PIMCO StocksPLUS Long Duration Fund (the “Fund”)

Dear Sirs:

As provided in the Investment Advisory Contract between PIMCO Funds (the “Trust”) and Pacific Investment Management Company LLC (the “Adviser”) dated May 5, 2000 (as restated August 19, 2003) (the “Contract”), the parties may amend the Contract to add additional series of the Trust, under the same terms and conditions as set forth in the Contract, and at a fee rate set forth in Exhibit A to the Contract, as may be amended from time to time.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to add the Fund to Exhibit A. Accordingly, the current Exhibit A is replaced with the new Exhibit A attached hereto.

The Declaration of Trust establishing the Trust, as amended and restated effective March 31, 2000, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name “PIMCO Funds” refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

Investment Advisory Contract

EXHIBIT A

(as of May 21-22, 2007)

PIMCO Funds

Fund	Investment Advisory Fee
All Asset Fund*	0.175%
All Asset All Authority Fund*	0.20%
California Intermediate Municipal Bond Fund	0.225%
California Short Duration Municipal Income Fund	0.20%
Commercial Mortgage Securities Fund	0.40%
CommodityRealReturn Strategy Fund	0.49%
Convertible Fund	0.40%
Developing Local Markets Fund	0.45%
Diversified Income Fund	0.45%
Emerging Local Bond Fund	0.45%
Emerging Markets Bond Fund	0.45%
European StocksPLUS TR Strategy Fund*	0.50%
Extended Duration Fund	0.25%
Far East (Ex-Japan) StocksPLUS TR Strategy Fund*	0.50%
Floating Income Fund	0.30%
Foreign Bond Fund (U.S. Dollar-Hedged)	0.25%
Foreign Bond Fund (Unhedged)	0.25%
Fundamental IndexPLUS Fund	0.45%
Fundamental IndexPLUS TR Fund	0.54%
Global Bond Fund (Unhedged)	0.25%
Global Bond Fund (U.S. Dollar-Hedged)	0.25%
GNMA Fund	0.25%
High Yield Fund	0.25%
High Yield Municipal Bond Fund	0.30%
Income Fund	0.25%
International StocksPLUS TR Strategy Fund (U.S. Dollar-Hedged)*	0.50%
International StocksPLUS TR Strategy Fund (Unhedged)	0.44%
Investment Grade Corporate Bond Fund	0.25%
Japanese StocksPLUS TR Strategy Fund*	0.50%
Liquid Assets Fund	0.10%
Loan Obligation Fund	0.25%
Long Duration Fund Long Duration Total Return Fund	0.25 0.25	% %
Long-Term U.S. Government Fund	0.225%
Low Duration Fund	0.25%
Low Duration Fund II	0.25%
Low Duration Fund III	0.25%
Moderate Duration Fund	0.25%
Money Market Fund	0.12%
Municipal Bond Fund	0.225%
New York Municipal Bond Fund	0.225%
Real Return Fund	0.25%
Real Return Asset Fund	0.35%
RealEstateRealReturn Strategy Fund	0.49%
Short Duration Municipal Income Fund	0.20%
Short-Term Fund	0.25%
Small Cap StocksPLUS TR Fund	0.49%
StocksPLUS Fund*	0.30%
StocksPLUS Long Duration Fund	0.35%
StocksPLUS Municipal-Backed Fund*	0.39%
StocksPLUS TR Short Strategy Fund	0.49%
StocksPLUS Total Return Fund*	0.44%
Total Return Fund	0.25%
Total Return Fund II	0.25%
Total Return Fund III	0.25%
Total Return Mortgage Fund	0.25%

Private Account Portfolio Series

Portfolio	Investment Advisory Fee
Asset-Backed Securities Portfolio	0.02%
Asset-Backed Securities Portfolio II	0.02%
Emerging Markets Portfolio	0.02%
Developing Local Markets Portfolio High Yield Portfolio	0.02 0.02	% %

International Portfolio	0.02%
Investment Grade Corporate Portfolio	0.02%
Mortgage Portfolio	0.02%
Mortgage Portfolio II	0.02%
Municipal Sector Portfolio	0.02%
Opportunity Portfolio	0.02%
Real Return Portfolio	0.02%
Short-Term Portfolio	0.02%
Short-Term Portfolio II	0.02%
U.S. Government Sector Portfolio	0.02%
U.S. Government Sector Portfolio II	0.02%

*	Reflects a fee reduction effective October 1, 2006.

If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO FUNDS

By:	/s/ Ernest L. Schmider
Title:	President
Date:	May 22, 2007

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Brent R. Harris
Title:	Managing Director
Date:	May 22, 2007